EXHIBIT 99.1

CONTACT:	Steve Tuttle
Vice President of Communications
TASER International, Inc.
Media ONLY Hotline: (480) 444-4000
Dr. Richard H. Carmona, 17th United States Surgeon General, Joins TASER
International Board of Directors
SCOTTSDALE, Ariz., March 13, 2007 — TASER International, Inc. (NASDAQ: TASR), a market leader in advanced electronic control devices, today announced that the 17th Surgeon General of the United States, Richard H. Carmona, M.D., M.P.H., FACS, has joined the Board of Directors of TASER International, Inc. effective March 8, 2007. Dr. Carmona served the four-year term as U.S. Surgeon General from 2002 to 2006. He brings nearly 40 years of military, law enforcement, and medical experience to his role as a member of the TASER Board of Directors. Dr. Carmona currently serves as vice chairman of Canyon Ranch, CEO of Canyon Ranch Health, and president of the non-profit Canyon Ranch Institute in Tucson, Arizona. Dr. Carmona is also the Distinguished Professor of Public Health at The University of Arizona Mel and Enid Zuckerman College of Public Health.
With the addition of Dr. Carmona, TASER International has nine members of its Board of Directors, including seven outside Directors.
“Dr. Carmona’s extensive experience in the medical, military and law enforcement fields will provide added strategic focus to our goal of advancing TASER technology today and in the future. With these unique disciplines and background, Dr. Carmona is a tremendous addition to our board. We are looking forward to sharing his expertise as we develop and advance the benefits of TASER® technology throughout the world,” said TASER International Chairman of the Board Tom Smith.
Biography
Born and raised in New York City, Dr. Carmona dropped out of high school and enlisted in the U.S. Army in 1967. While enlisted, he received his Army General Equivalency Diploma, joined the Army’s Special Forces, ultimately becoming a combat-decorated Vietnam veteran, and began his career in medicine.
After leaving active duty, Dr. Carmona attended Bronx Community College of the City University of New York, where he earned his associate of arts degree. He later attended and graduated from the University of California, San Francisco, with a bachelor of science degree (1977) and medical degree (1979). At the University of California Medical School, Dr. Carmona was awarded the prestigious gold-headed cane as the top graduate. He has also earned a masters of public health from the University of Arizona (1998).
Dr. Carmona has worked in various positions in the medical field, including paramedic, registered nurse, and physician. He is a Fellow of the American College of Surgeons, and is also certified in correctional health care and in quality assurance.
In 2002 Dr. Carmona was nominated by President George W. Bush and unanimously confirmed by the United States Senate to become the 17th Surgeon General of the United States. As Surgeon General, Dr. Carmona focused on prevention, preparedness, health disparities, health literacy and global health to include health diplomacy. He also issued many landmark Surgeon General communications during his tenure, including the definitive Surgeon General’s Report about the dangers of second-hand smoke (2006).
Prior to being named Surgeon General, Dr. Carmona was the chairman of the State of Arizona Southern Regional Emergency Medical System; and a professor of surgery, public health, and family and community medicine at the University of Arizona.
Dr. Carmona has served for over 20 years with the Pima County Sheriff’s Department in Tucson, including as deputy sheriff, surgeon, and SWAT team leader. He is one of the most highly decorated police officers in Arizona, and his numerous awards include the National Top Cop Award, the National SWAT Officer of the Year, and the National Tactical EMS Award. Dr. Carmona is a nationally recognized SWAT expert and has published extensively on SWAT training and tactics, forensics, and tactical emergency medical support. Dr. Carmona has also served as a medical director of police and fire departments and is a fully qualified peace officer with expertise in special operations and emergency preparedness, including weapons of mass destruction.

After completing his four-year term as Surgeon General in 2006, Dr. Carmona was named to the position of vice chairman for Canyon Ranch, the country’s leading health and wellness company for over 25 years. He also serves as chief executive officer of the company’s Health Division and oversees health strategy and policy for all Canyon Ranch businesses. He is president of the nonprofit Canyon Ranch Institute and the recipient of the first Distinguished Professorship in Public Health at the University of Arizona’s Mel and Enid Zuckerman College of Public Health. Dr. Carmona has received numerous awards, decorations, and local and national recognition for his achievements. A strong supporter of community service, he serves on community and national boards and provides leadership to many diverse organizations.
About TASER International, Inc.
TASER International provides advanced electronic control devices for use in the law enforcement, military, private security and personal defense markets. TASER devices use proprietary technology to incapacitate dangerous, combative or high-risk subjects who pose a risk to law enforcement officers, innocent citizens or themselves in a manner that is generally recognized as a safer alternative to other uses of force. TASER technology saves lives every day, and the use of TASER devices dramatically reduces injury rates for police officers and suspects. For more information on TASER life-saving technology, please call TASER International at (800) 978-2737 or visit our website at www.TASER.com.
Note to Investors
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.
TASER International assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) order delays; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning the TASER device; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies; and (24) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Form 10-Qs.
The statements made herein are independent statements of TASER International. The inclusion of any third parties does not represent an endorsement of any TASER International products or services by any such third parties.
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